EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

BLONDER TONGUE OBTAINS FAVORABLE RULING
IN K TECH PATENT LITIGATION

Three K Tech patents held invalid

OLD BRIDGE, New Jersey—September 5, 2013—Blonder Tongue Laboratories, Inc. (NYSE MKT:BDR) and its affiliate, R. L. Drake Holdings, LLC (collectively, the “Company”) received a favorable ruling in the patent infringement lawsuit that had been brought against them this past year by K Tech Telecommunications, Inc.  A California federal district court judge ruled in the Company’s favor on its motion for summary judgment, that three of K Tech’s patents relating to systems and methods for updating the channel information contained in digital television signals, U.S. Patent Nos. 6,785,903, 7,481,533 and 7,761,893 (the “Specified Patents”) were invalid because they were rendered obvious by prior art.

U.S. District Judge R. Gary Klausner agreed with the Company’s argument that all of the patent claims K Tech had asserted under the Specified Patents were invalid by reason of the prior art of, among others, Zenith Electronics Corporation and DiviCom, Inc. (both of which companies had offered for sale products capable of modifying PSIP data prior to the date of K Tech’s earliest patent priority date of April 5, 2000).

The Company will be seeking payment from K Tech of its attorney fees and expenses incurred in defending the action.  The Company is unaware of whether K Tech intends to appeal the District Court’s ruling.

About Blonder Tongue
Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products. As a leader in the field of Cable Television Communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses. The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks. Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2012 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik Chief Financial Officer eskolnik@blondertongue.com (732) 679-4000	James A. Luksch Chief Executive Officer jluksch@blondertongue.com (732) 679-4000